UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): November 30, 2007

CHL Mortgage Pass-Through Trust 2007-20
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-140958-22

CWMBS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-140958

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4449516
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation of the depositor)	Identification No. of the depositor)

4500 Park Granada Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR 240.13e-4(c))

Section 8.                 Other Events.

Item 8.01.                 Other Events.

On November 30, 2007, CWMBS, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of November 1, 2007 (the “Pooling and Servicing Agreement”), by and among the Company, as depositor, Countrywide Home Loans Inc., as a seller (“CHL”), Park Granada LLC, as a seller (“Park Granada”), Park Monaco, Inc., as a seller (“Park Monaco”), Park Sienna LLC, as a seller (“Park Sienna” and, together with CHL, Park Granada and Park Monaco, the “Sellers”), Countrywide Home Loans Servicing LP, as master servicer (the “Master Servicer”), and The Bank of New York, as trustee (the “Trustee”), providing for the issuance of the CHL Mortgage Pass-Through Trust 2007-20, Mortgage Pass-Through Certificates, Series 2007-20.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Section 9.                Financial Statements and Exhibits.

Item 9.01.                Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1.	Pooling and Servicing Agreement, dated as of November 1, 2007, by and among the Company, the Sellers, the Master Servicer and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                CWMBS, INC.

                By: /s/ Darren Bigby
                Darren Bigby
                Executive Vice President

Dated:  December 14, 2007

Exhibit Index

Exhibit

99.1.	Pooling and Servicing Agreement, dated as of November 1, 2007, by and among the Company, the Sellers, the Master Servicer and the Trustee.

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